Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of InterAmerican Gaming, Inc. (the “Registrant”) on Form 10Q for the period ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Gary Hokkanen, Chief Financial Officer of the Registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

InterAmerican Gaming, Inc.

Date: February 22, 2010	By:	/s/ Gary N. Hokkanen
Name: Gary N. Hokkanen
Title: Principal Financial Officer
Chief Financial Officer